 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 12, 2021

Ameritrust Corporation

(Exact name of registrant as specified in its charter)

Wyoming	000-53371	98-0465540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1712 Pioneer Avenue, Suite 500

Cheyenne, Wyoming 82001

 (Address of Principal Executive Offices, Including Zip Code)

(475) 217-6124

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On December 10, 2020, Ameritrust Corp. (the “Company”) entered into a Purchase and Sale Agreement with New Nevada Lands, LLC and New Nevada Resources, LLC (the “Purchase Agreement”) for the purchase of a parcel of vacant land in Lander County, Nevada, near Battle Mountain, consisting of approximately 25,173.23 acres.  The parcel includes mineral rights, subject to certain royalty rights retained by the seller. Also, it provides that that an oil and gas lease and utility lease relating to the property are to be assigned to the Company as part of the transaction, and that certain grazing leases were to be terminated by the seller at the closing.

The Purchase Agreement provides for a purchase price of $6,950,000, with a deposit of $25,000 upon opening of escrow and an additional $2,925,000 to be paid by the specified closing date, February 1, 2021. The balance of the purchase price was to be represented by a promissory note in favor of the seller, bearing interest at the rate of 6.5% per annum, amortized over two years, and secured by a Deed of Trust on the property.

On January 28, 2021, the parties entered into a First Amendment to the Purchase Agreement. The First Amendment changed the closing date to February 12, 2021 and provided that existing grazing leases would be assigned to the Company.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 16, 2021, the Company completed the purchase of the property described in Item 1.01 above.  As described, the Company delivered the balance of the purchase price in cash and a Promissory Note, payable to the nominee of the sellers, in the amount of $4,000,000. The Promissory Note bears interest at the rate of 6.5% per annum, with semi-annual payments of principal and interest of $1,082,548.93, all due and payable on February 16, 2023.

The Company intends to develop the property into a cattle ranch, with plans to develop and slaughter cattle and export beef to China.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

10.1- Purchase and Sale Agreement, dated December 10, 2020 between Ameritrust Corp., New Nevada Lands, LLC and New Nevada Resources, LLC

10.2- First Amendment to Purchase and Sale Agreement, dated January 28, 2021 between Ameritrust Corp., New Nevada Lands, LLC and New Nevada Resources, LLC.

10.3- Promissory Note for $4,000,000, dated February 16, 2021, issued by Ameritrust Corp. in favor of Asset Preservation. Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameritrust Corporation.

Date: March 22, 2021	By:	/s/ Seong Y. Lee
Seong Y. Lee
Chief Executive Officer